Exhibit 1.1

[•] Shares

INTERNATIONAL SECURITIES EXCHANGE, INC.

CLASS A COMMON STOCK $.01 PAR VALUE

UNDERWRITING AGREEMENT

[•], 2005

[•], 2005

Goldman, Sachs & Co.

UBS Securities LLC

[names of other Representatives]

c/o	Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Dear Sirs and Mesdames:

Certain shareholders (the “Selling Shareholders”) of International Securities Exchange, Inc., a Delaware corporation (the “Company”), named in Schedule I hereto severally propose to sell to the several Underwriters named in Schedule II hereto (the “Underwriters”) an aggregate of [•] shares of the Class A Common Stock, $.01 par value, of the Company (the “Firm Shares”), each Selling Shareholder selling the amount set forth opposite such Selling Shareholder’s name in Schedule I hereto. Goldman, Sachs & Co., UBS Securities LLC, [names of other Representatives] shall act as representatives (the “Representatives”) of the several Underwriters.

The Selling Shareholders also propose to sell to the several Underwriters not more than the additional amounts of shares of Class A Common Stock, $.01 par value, of the Company set forth opposite each such Selling Shareholder’s name in Schedule I hereto (the “Additional Shares”) if and to the extent that the Representatives shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock of the Company granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of the Class A Common Stock, $.01 par value, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.” The Selling Shareholders are hereinafter sometimes collectively referred to as the “Sellers.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (File No. 333-[•]), including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement;” the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

(b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to (1) statements or omissions in the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein or (2) information with respect to any Selling Shareholder set forth in the Registration Statement or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for use therein, but excluding information with respect to any position, officer or other relationship that any Selling Shareholder has had with, and that is material to, the Company or any of its predecessors or affiliates within three years prior to the date of the Prospectus.

(c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and ETC Acquisition Corp., a Delaware corporation (“ETC”), taken as a whole.

(d) ETC has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and ETC, taken as a whole; all of the issued shares of capital stock of ETC have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims; ETC is the only subsidiary of the Company within the meaning of Rule 405 under the Securities Act.

(e) This Agreement has been duly authorized, executed and delivered by the Company.

(f) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus; the authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus.

(g) The outstanding shares of Common Stock (including the Shares to be sold by the Selling Shareholders) have been duly authorized and are validly issued, fully paid and non-assessable.

(h) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation or constitution of the Company, (iii) any agreement or other instrument binding upon the Company or ETC that is material to the Company and ETC, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or ETC, except for any breach or contravention described in clause (i), (iii) or (iv) which would not, singly or in the aggregate, have a material adverse effect on the Company and ETC, taken as a whole; and, except as set forth in the Prospectus, no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except (A) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares or (B) the 2700 series of the rules and regulations of the NASD, Inc. (the “NASD”).

(i) There has not occurred any material adverse change, or any development reasonably likely to result in a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and ETC, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

(j) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or ETC is a party or to which any of the properties of the Company or ETC is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents (including, without limitation, any voting agreement) that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(k) The preliminary prospectus dated [•], 2005, and any amendment thereto, complied in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(l) The Company is not, and after giving effect to the offering and sale of the Shares as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(m) The Company and ETC (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and ETC, taken as a whole.

(n) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(o) ETC is not currently prohibited, directly or indirectly, from paying any dividend to the Company, from making any other distribution on ETC’s capital stock, from repaying to the Company any loans or advances to ETC from the Company or from transferring any of ETC’s property or assets to the Company.

(p) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) neither the Company nor ETC has incurred any material liability or obligation, direct or contingent, or entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and ETC, except in each case as described in the Prospectus.

(q) The Company and ETC (i) do not own any real property and (ii) have good and marketable title to all personal property owned by them which is material to the business of the Company and ETC, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and ETC; and any real property and buildings held under lease by the Company and ETC are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and ETC, in each case except as described in the Prospectus.

(r) The Company and ETC own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and, except as described in the Prospectus, neither the Company nor ETC has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and ETC, taken as a whole.

(s) No labor dispute with the employees of the Company or ETC exists, except as described in the Prospectus, or, to the knowledge of the Company, is imminent, except such disputes that would not have a material adverse effect on the Company and ETC, taken as a whole.

(t) The Company and ETC are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor ETC has been refused any insurance coverage sought or applied for; and neither the Company nor ETC has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and ETC, taken as a whole, except as described in the Prospectus.

(u) Each of the Company and ETC have all necessary consents, licenses, authorizations, approvals, exemptions, orders, certificates and permits (collectively, the “Consents”) of and from, and has made all filings and declarations (collectively, the “Filings”) with, all federal, state, local and foreign governmental and regulatory authorities, all self-regulatory organizations and all courts and other tribunals, necessary to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except where the failure to have such Consents or to make such Filings would not, individually or in the aggregate, have a material adverse effect on the Company and ETC, taken as a whole; all such Consents and Filings are in full force and effect, the Company and ETC are in compliance with such Consents and neither the Company nor ETC has received any notice of any inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any such Consent or otherwise impose any limitation on the conduct of the business of the Company or ETC, except as set forth in the Prospectus, or any such failure to be in full force and effect, failure to be in compliance with, suspension, revocation or limitation which would not, singly or in the aggregate, have a material adverse effect on the Company and ETC, taken as a whole; the Company and ETC are in compliance with, and conduct their businesses in conformity with, all applicable laws and regulations, except where the failure to so comply or conform would not have a material adverse effect on the Company and ETC, taken as a whole.

(v) The Company and ETC have fulfilled their obligations, if any, under the minimum funding standards of Section 302 of the U.S. Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company and ETC are eligible to participate, except such as would not, individually or in the aggregate, have a material adverse effect on the Company and ETC, taken as a whole; the Company and ETC have not incurred and do not expect to incur any material liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan for which the Company or ETC would have any liability.

(w) Neither the Company nor ETC is (i) in violation of its certificate of incorporation or constitution or (ii) in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, credit agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, except for any default described in clause (ii) which would not have a material adverse effect on the Company and ETC, taken as a whole.

(x) The Company and ETC have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except for cases in which the failure to file would not have a material adverse effect on the Company or ETC, taken as a whole) and have paid all taxes required to be paid thereon, and, except as currently being contested in good faith and for which reserves required by generally accepted accounting principles have been created on the financial statements of the Company, no tax deficiency has been determined adversely to the Company or ETC which has had (nor does the Company nor ETC have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or ETC and which could reasonably be expected to have) a material adverse effect on the Company and ETC, taken as a whole.

(y) The Company maintains a system of internal accounting controls for itself and ETC that is sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(z) The Company is in compliance with applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) that are effective and is actively taking steps to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act upon the effectiveness of such provisions.

(aa) The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)); the Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations of the Commission, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

(bb) The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operation – Critical Accounting Policies” in the Registration Statement and the Prospectus accurately and fully describes accounting policies which the Company believes are the most important in the portrayal of the financial condition and results of operations of the Company and its consolidated subsidiaries and which require management’s most difficult, subjective or complex judgments.

(cc) The Shares have been approved for listing on the New York Stock Exchange, Inc. (the “Exchange”).

(dd) The Company has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(ee) Each of Deloitte & Touche LLP and Ernst & Young LLP, who have certified certain financial statements of the Company and ETC, is an independent registered public accounting firm as required by the Securities Act and the rules and regulations of the Commission thereunder.

(ff) The financial statements, including the notes thereto, and the supporting schedules included in the Registration Statement and the Prospectus present fairly the financial position as of the dates indicated and the cash flows and results of operations for the periods specified of the Company and its consolidated subsidiaries in the Registration Statement and the Prospectus; except as otherwise stated in the Registration Statement and the Prospectus, said financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved; and the supporting schedules, if any, included in the Registration Statement and the Prospectus present fairly the information required to be stated therein. No other financial statements or supporting schedules are required to be included in the

Registration Statement. The other financial and statistical information included in the Registration Statement and the Prospectus present fairly the information included therein and have been prepared on a basis consistent with that of the financial statements that are included in the Registration Statement and the Prospectus and the books and records of the respective entities presented therein.

(gg) The statistical, industry-related and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate.

(hh) Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities which could be “integrated” for purposes of the Securities Act or the rules and regulations promulgated thereunder with the offer and sale of the Shares pursuant to the Registration Statement. Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor any of its affiliates has sold or issued any security during the six-month period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulation D or S under the Securities Act, other than shares of Common Stock issued pursuant to employee benefit plans, qualified stock option plans or the employee compensation plans or pursuant to outstanding options, rights or warrants as described in the Registration Statement and the Prospectus.

(ii) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement and the Prospectus. The Company has not directly or indirectly, including through ETC, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company.

2. Representations and Warranties of the Selling Shareholders. Each Selling Shareholder as to itself, severally and not jointly, represents and warrants to and agrees with the Company and each of the Underwriters that:

(a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(b) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement, the Custody Agreement signed by such Selling Shareholder and The Bank of New York, as Custodian, relating to the deposit of the Shares to be sold by such Selling Shareholder (the “Custody Agreement”) and the Power of Attorney appointing certain individuals as such Selling Shareholder’s attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the “Power of Attorney”) will not contravene any provision of applicable law, or the certificate of incorporation or by-laws or other organizational documents of such Selling Shareholder

(if such Selling Shareholder is not a natural person), or any agreement or other instrument binding upon such Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency, including but not limited to the Commission and the NASD, is required for the performance by such Selling Shareholder of its obligations under this Agreement, the Custody Agreement or the Power of Attorney of such Selling Shareholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares and such other approvals as have been obtained.

(c) Such Selling Shareholder has, and on the Closing Date and each Option Closing Date, if any, will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Shares to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Shares.

(d) The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by such Selling Shareholder and are valid and binding agreements of such Selling Shareholder.

(e) Upon payment for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, constitution and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(f) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph 2(f) are limited solely to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for use in the Registration Statement, the Prospectus or any amendments or supplements thereto.

(g) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(h) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Shareholder will deliver to the Representatives prior to or at the Closing Date a properly completed and executed U.S. Treasury Department Form W-9 (or other applicable form or statement specified by the U.S. Treasury Department regulations evidencing such Selling Shareholder’s exemption from backup withholding tax).

(i) Except as disclosed by such Selling Shareholder in writing to the Representatives, neither such Selling Shareholder nor any of his, her or its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article 1(q) of the By-laws of the NASD), any member firm of the NASD.

3. Agreements to Sell and Purchase. Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at $[•] a share (the “Purchase Price”) the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Shareholders designated in Schedule I hereto as selling Additional Shares (acting severally and not jointly) agree to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to [•] Additional Shares at the Purchase Price as set forth in Schedule I hereto. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice of each election to exercise the option not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

Each of the Company and any successors of the Company resulting from the proposed holding company reorganization described in the Prospectus hereby agrees that, without the prior written consent of each of Goldman, Sachs & Co. and UBS Securities LLC on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; (ii) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. In addition, the board of directors of the Company shall not, without the prior written consent of each of Goldman, Sachs & Co. and UBS Securities LLC on behalf of the Underwriters, approve any transfer of Common Stock pursuant to Section 3.1(a) of the Stockholders Agreement, dated as of May 31, 2002, among the Company and the other parties named on the signature pages thereto, as amended by Amendment No. 1 to the Stockholders Agreement (the “Stockholders Agreement”), during such 90-day period; provided, however, that commencing on the 46th day of such 90-day period, the board of directors of the Company may approve, without the prior written consent of each of Goldman, Sachs & Co. and UBS Securities LLC, such transfers requested by any shareholder party to the Stockholders Agreement that (1) is not a Selling Shareholder and (2) is a natural person or a trust, as follows:

(x) if such shareholder owns, as of the date of the Prospectus, 10,000 shares or less of Common Stock, the board of directors of the Company may approve one or more transfers of shares in an amount up to and including, in the aggregate, the number of shares owned by such shareholder as of the date of the Prospectus; and

(y) if such shareholder owns, as of the date of the Prospectus, more than 10,000 but less than 100,001 shares of Common Stock, the board of directors of the Company may approve one or more transfers of shares in an amount up to and including, in the aggregate, the greater of (a) 10,000 shares of Common Stock and (b) 33% of the number of shares of Common Stock owned by such shareholder as of the date of the Prospectus, rounded down to the nearest whole number of shares.

The restrictions contained in the preceding paragraph shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (C) the issuance by the Company of options or shares of Common Stock under the Company’s 2002 Stock Option Plan, Omnibus Stock Plan or Stock Purchase Plan and the registration of any such options or shares of Common Stock on registration statement Form S-8 or (D) the issuance of shares of Common Stock in connection with any acquisitions, mergers or strategic investments that the Company enters into, subject to the requirement that parties receiving such shares of Common Stock in such transactions agree to be bound by the same restrictions as those set forth in the previous paragraph for the remainder of the 90-day period. In addition, each Selling Shareholder, agrees that, without the prior written consent of each of Goldman, Sachs & Co. and UBS Securities LLC on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day or 45-day restricted period, as applicable, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day or 45-day restricted period, as applicable, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period or 45-day period, respectively, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

4. Terms of Public Offering. The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Sellers are further advised by you that the Shares are to be offered to the public initially at $[•] a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $[•] a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[•] a share, to any Underwriter or to certain other dealers.

5. Payment and Delivery. Payment for the Firm Shares to be sold by each Seller shall be made to such Seller in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [•], 2005, or at such other time on the same or such other date, not later than [•], 2005, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Sellers in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than [•], 2005, as shall be designated in writing by you.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

6. Conditions to the Underwriters’ Obligations. The several obligations of the Sellers to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 5:30 p.m. (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and ETC, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened, and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by Michael J. Simon, General Counsel, Chief Regulatory Officer and Secretary of the Company, to the effect that he has no reason to believe that (except for the financial statements and financial schedules and other financial data included therein or excluded therefrom or the exhibits thereto as to which he need not express any belief) the Registration Statement at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and has no reason to believe that (except for the financial statements and financial schedules and other financial data included therein or excluded therefrom as to which he need not express any belief) the Prospectus as of its date or as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) The Underwriters shall have received on the Closing Date an opinion of Milbank, Tweed, Hadley & McCloy LLP, outside counsel for the Company, dated the Closing Date, to the effect that:

(i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease, as the case may be, its properties and conduct its business as described in the Prospectus; and based solely upon a review of “good standing” certificates of each jurisdiction set forth in an exhibit to such opinion, the Company is qualified to transact business and is in good standing in such jurisdictions;

(ii) this Agreement has been duly authorized, executed and delivered by the Company;

(iii) the authorized capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus;

(iv) the outstanding shares of Common Stock (including the Shares to be sold by the Selling Shareholders) have been duly authorized and are validly issued, fully paid and non-assessable;

(v) the statements in (A) the Prospectus set forth under the captions, “Proposed Reorganization,” “Business—Intellectual Property,” “Regulation,” “Description of Capital Stock” and “Underwriting” and (B) the Registration Statement in Items 14 and 15, in each case insofar as such statements purport to summarize certain provisions of the statutes, rules, regulations, contracts and other documents referred to therein, fairly summarize in all material respects such statutes, rules, regulations, contracts and other documents;

(vi) the consummation of the transactions contemplated in this Agreement will not conflict with, or result in a breach or violation of, or constitute a default under, (i) the amended and restated certificate of incorporation or amended and restated constitution of the Company, (ii) the terms of any material agreement or instrument to which the Company is a party which has been filed as an exhibit to the Registration Statement or (iii) any Applicable Laws or Applicable Orders (it being understood that, for purposes of this opinion, (1) the term “Applicable Laws” means the Delaware General Corporation Law (the “DGCL”), those laws and regulations of the State of New York and those Federal laws and regulations of the United States of America that in each case, in the experience of such counsel, are customarily recognized to apply to transactions of the kind contemplated by this Agreement, all as of the date hereof and (2) the term “Applicable Orders” means those judgments, orders or decrees set forth in an exhibit to such opinion) applicable to the Company, except in the cases of clauses (ii) and (iii) above, where such conflict, breach or default would not be reasonably likely to have a material adverse effect on the Company and except that such counsel need not express any opinion as to securities or blue sky laws of the various states or the rules and regulations of the NASD;

(vii) no consent, approval, license, authorization or validation of, or notice to, or filing, recording, qualification or registration is required to be obtained or made by the Company pursuant to any Applicable Law or Applicable Order for the execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated in this Agreement and the Prospectus, except, in each case, for (i) such consents, filings, approvals, authorizations, orders, registrations or qualifications as have been obtained under the Securities Act, the Exchange Act and the rules and regulations under the Securities Act and the Exchange Act, (ii) such as may be required under the “blue sky” or securities laws of any state of the United States in connection with the offer and sale of the Shares by the Underwriters, (iii) such as may be required by the rules and regulations of the NASD and (iv) such other approvals, notices and consents as have been obtained or delivered;

(viii) the Registration Statement has become effective under the Securities Act and, to the knowledge of such counsel, no stop order suspending effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and no proceedings for that purpose are pending before or contemplated by the Commission and all filings required by Rule 424(b) and Rule 430A under the Securities Act have been made;

(ix) the statements contained in the Prospectus under the caption “Material Federal Income Tax Considerations,” to the extent that they purport to summarize the Federal tax laws referred to therein, fairly summarize in all material respects the Federal tax laws referred to therein;

(x) the Company is not required to, and, immediately after giving effect to the offering and sale of the Shares as described in the Prospectus, the Company will not be required to, register as an investment company under the Investment Company Act of 1940, as amended;

(xi) the Registration Statement as of its effective date and the Prospectus as of the date thereof (except for the financial statements, notes thereto and schedules and other financial data included therein or excluded therefrom, as to which such counsel need not express any opinion) each appears on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations thereunder; and

(xii) to the knowledge of such counsel after due inquiry, there are no legal or governmental proceedings pending or threatened against the Company that are required to be described in the Registration Statement or the Prospectus by the Securities Act or the rules and regulations thereunder that are not so described, except in each case for any action, suit or proceeding that, if the subject of an unfavorable decision, ruling or finding would not, singly or in the aggregate, be reasonably likely to have a material adverse effect on the Company, and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus that are not described as required.

Such opinion (subject to qualifications and clarifications as are customary of an opinion of this type) shall also be to the effect that (x) such counsel has acted as counsel to the Company in connection with the preparation of the Registration Statement and the Prospectus and (y) no facts have come to such counsel’s attention to cause such counsel to believe that, as of the effective date of the Registration Statement, the Registration Statement contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or the Prospectus as of its date and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel need express no opinion or belief as to the financial statements, notes thereto, schedules and other financial data included therein or excluded from the Registration Statement or the Prospectus.

In rendering such opinion, such counsel may state that their opinion is limited to matters involving the DGCL, the law of the State of New York and the Federal law of the United States, and such counsel need not express any opinion as to the law of any other jurisdiction. Furthermore, in rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

(e) The Underwriters shall have received on the Closing Date an opinion of Milbank, Tweed, Hadley & McCloy LLP, counsel for the Selling Shareholders, dated the Closing Date, to the effect that:

(i) Assuming that the Custody Agreement and each Power of Attorney to which a Selling Shareholder is a party have been duly executed and delivered by each Selling Shareholder, such Custody Agreement and Power of Attorney constitute legal, valid and binding obligations of such Selling

Shareholder enforceable against it in accordance with their respective terms, except (i) as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally and (ii) as the enforceability thereof is subject to the application of general principles of equity (regardless of whether considered in a proceeding at law or in equity), including without limitation the possible unavailability of specific performance, injunctive relief or any other equitable remedy, and concepts of materiality, reasonableness, good faith and fair dealing;

(ii) the sale by each Selling Shareholder of the Shares to be sold by it under this Agreement, and the execution and delivery by each Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement, the Custody Agreement and the Power of Attorney to which it is a party will not conflict with, or result in a breach of, any Applicable Law applicable to such Selling Shareholder, except that such counsel need not express any opinion as to securities or blue sky laws of the various states or the rules and regulations of the NASD. For purposes of the opinions to be delivered by such counsel as counsel to the Selling Shareholders, “Applicable Law” means the DGCL and those laws and regulations of the State of New York and those Federal laws and regulations of the United States of America that in each case, in the experience of such counsel, are customarily recognized to apply to transactions of the kind contemplated by the Underwriting Agreement, the Custody Agreement and the Power of Attorney, as applicable;

(iii) no consent, approval, authorization, filing with or order of any Federal or New York State court or governmental agency or regulatory body thereof is required to be obtained or made by any Selling Shareholder by any Applicable Law applicable to such Selling Shareholder for the execution and delivery and consummation of the transactions contemplated by such Selling Shareholder under this Agreement, the Custody Agreement and the Power of Attorney, except, in each case, for (i) such as may be required under the “blue sky” or securities laws of any state of the United States in connection with the offer and sale of the Shares by the Underwriters, (ii) such consents, filings, approvals, authorizations, orders, registrations or qualifications as have been obtained under the Securities Act, the Exchange Act and the rules and regulations under the Securities Act and the Exchange Act, (iii) such as may be required by the rules and regulations of the NASD and (iv) such other approvals, notices and consents as have been obtained or delivered;

(iv) the Selling Shareholder will be, immediately prior to the Closing Date, the sole registered owner of the Shares to be sold by the Selling Shareholder; upon payment for the Shares to be sold by the Selling Shareholder to each of the several Underwriters as provided in this Agreement, the delivery of such Shares to Cede or such other nominee as may be designated by DTC, the registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the records of DTC to security accounts in the name of such Underwriter (assuming such Underwriter has no notice of any adverse claim (as such term is defined in Section 8-102(a)(1) of the UCC) to any “security entitlement” (within the meaning of Section 8-102(a)(17) of the UCC) in respect of such Shares), (A) under Section 8-501 of the UCC, such Underwriter will acquire a “security entitlement” (within the meaning of Section 8-102(a)(17) of the UCC) in respect of such Shares and (B) no action based on any “adverse claim” (as defined in Section 8-102(a)(1) of the UCC) to such security entitlement may be asserted against such Underwriter, it being understood that for purposes of such opinion, such counsel may assume that when such payment, delivery, registration and crediting occur, (x) the Shares will have been registered in the name of Cede or such other nominee as may be designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, constitution and applicable law, (y) DTC will be a “securities intermediary” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the securities account or accounts in the name of such Underwriter on the records of DTC will have been made pursuant to the UCC.

In rendering such opinion, such counsel may state that its opinion is limited to matters governed by Applicable Laws. Furthermore, in rendering such opinion, such counsel may rely (i) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Selling Shareholders and public officials and (ii) as to matters of law, on the opinion of such other counsel to the Selling Shareholders (which may be an in-house counsel) reasonably acceptable to the Underwriters, as if such opinion were separately addressed to such counsel.

(f) The Underwriters shall have received on the Closing Date an opinion of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 6(d)(ii) and 6(d)(v) (but only as to the statements in the Prospectus under “Description of Capital Stock” and “Underwriting”) and a letter covering the matters referred to in the penultimate paragraph of Section 6(d) above.

With respect to the penultimate paragraph of Section 6(d) above, Milbank, Tweed, Hadley & McCloy LLP and Cleary Gottlieb Steen & Hamilton LLP may state that their beliefs are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified. With respect to Section 6(e) above, Milbank, Tweed, Hadley & McCloy LLP may rely upon an opinion or opinions of counsel for any Selling Shareholders and, with respect to factual matters and to the extent such counsel deems appropriate, upon the representations of each Selling Shareholder contained herein and in the Custody Agreement and the Power of Attorney of such Selling Shareholder and in other documents and instruments; provided that (A) each such counsel for the Selling Shareholders is satisfactory to your counsel, (B) a copy of each opinion so relied upon is delivered to you and is in form and substance satisfactory to your counsel and (C) copies of such Custody Agreements and Powers of Attorney and of any such other documents and instruments shall be delivered to you and shall be in form and substance satisfactory to your counsel.

The opinions of Milbank, Tweed, Hadley & McCloy LLP described in Sections 6(d) and 6(e) above (and any opinions of counsel for any Selling Shareholder referred to in the immediately preceding paragraph) shall be rendered to the Underwriters at the request of the Company or one or more of the Selling Shareholders, as the case may be, and shall so state therein.

(g) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, an independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(h) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and the Selling Shareholders and certain officers and directors of the Company listed on Schedule III hereto relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(i) The Shares shall have been approved for listing on the Exchange.

(j) Prior to the Closing Date, the Company and each of the Selling Shareholders shall have furnished to the Representatives such further information, certificates and documents as the Representatives may have reasonably requested.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

7. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

(a) To furnish to you, without charge, [•] signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 6:00 p.m. New York City time on the second business day next succeeding the date of this Agreement and during the period mentioned in Section 7(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request, provided, however, that in connection therewith, the Company shall not be required to qualify as a foreign corporation or consent to service of process in any jurisdiction where it has not already so qualified or consented.

(e) To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering the twelve-month period ending [•], 2006 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

8. Expenses. (a) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, each of the Company and, only to the extent expressly set forth below in Section 8(b), each of the Selling Shareholders agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and counsel for the Selling Shareholders in connection with the delivery of the opinion required under Section 6(e) in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, provided, however, that all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified shall be paid by the Underwriters, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the NASD, (v) all costs and expenses incident to listing the Shares on the Exchange, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the document production charges and expenses associated with printing this Agreement, (ix) all expenses in connection with any offer and sale of the Shares outside of the United States, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with offers and sales outside of the United States and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 entitled “Indemnity and Contribution,” and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

(b) Each of the Selling Shareholders agrees to pay or cause to be paid all of its own fees and expenses relating to the transactions contemplated by this Agreement, including (x) any underwriting discounts and selling commissions attributable to Shares sold by such Selling Shareholder, (y) the fees, disbursements and expense of any counsel as may be separately retained by such Selling Shareholder in connection with the transactions contemplated by this Agreement (including in connection with the delivery of any local counsel opinion as contemplated by Section 6(f)) and (z) any applicable stock transfer taxes payable by such Selling Shareholder.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

(c) The costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, shall be paid by the Underwriters.

9. Indemnity and Contribution. (a) (i) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon (1) information in any preliminary prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein or (2) information with respect to any Selling Shareholder set forth in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for use therein, but excluding information with respect to any position, officer or other relationship that any Selling Shareholder has had with, and that is material to, the Company or any of its predecessors or affiliates within three years prior to the date of the Prospectus; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 7(a) hereof.

(ii) The Company agrees to indemnify and hold harmless each Selling Shareholder, each person, if any, who controls any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Selling Shareholder furnished to the Company in writing by the Selling Shareholder expressly for use therein.

(b) Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company and the officers of the Company who sign the Registration Statement, each Underwriter, each person, if any, who controls the Company, any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any preliminary prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for use therein. The liability of each Selling Shareholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the aggregate Public Offering Price of the Shares sold by such Selling Shareholder under this Agreement.

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a), 9(b) or 9(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by both of Goldman, Sachs & Co. and UBS Securities LLC. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Shareholders under the Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) To the extent the indemnification provided for in Section 9(a), 9(b) or 9(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(f) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

10. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the International Securities Exchange, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

11. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you, the Company and the Selling Shareholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case either you or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, the Sellers will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder; provided, however, that if this Agreement is terminated pursuant to this Section 11 by reason of the default of one or more Underwriters, neither the Company nor the Selling

Shareholders shall be obligated to reimburse any such defaulting Underwriter for such defaulting Underwriter’s out-of-pocket expenses incurred by it in connection with this Agreement or the offering contemplated hereby.

12. No Advisory or Fiduciary Relationship. The Company and each Selling Shareholder acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the Public Offering Price and any related discounts and commissions, is an arms-length commercial transaction between the Company and the Selling Shareholders, on the one hand, and the several Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any Selling Shareholder or their respective shareholders, creditors, employees or any other party, (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or any Selling Shareholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any such Selling Shareholder on other matters) and no Underwriter has any obligation to the Company or any Selling Shareholder with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company or any Selling Shareholder and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and each Selling Shareholder has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Shareholders and the Underwriters, or any of them, with respect to the subject matter hereof.

The Company, the Selling Shareholders and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

13. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

Very truly yours,

INTERNATIONAL SECURITIES EXCHANGE, INC.

By:
Name:
Title:

The Selling Shareholders named in Schedule I hereto, acting severally

By:
Attorney-in-Fact

Accepted as of the date hereof

Goldman, Sachs & Co. UBS Securities LLC [Names of other Representatives]

Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto.

By: Goldman, Sachs & Co.

By:
Name:
Title:

SCHEDULE I

Selling Shareholder	Number of Firm Shares To Be Sold
[Names of Selling Shareholders]	[•]

Total:	[•]

Selling Shareholder	Number of Additional Shares Subject To Over-Allotment Option
[Names of Selling Shareholders]	[•]

Total:	[•]

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SCHEDULE II

Underwriter	Number of Firm Shares To Be Purchased
Goldman, Sachs & Co	[•]
UBS Securities LLC	[•]
[Names of other Underwriters]	[•]

Total:	[•]

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SCHEDULE III

Lock-up Letters

Thomas Ascher

Bruce Cooperman

Barbara B. Diamond

Brian P. Donnelly

Sean Flynn

Daniel P. Friel

Bruce D. Goldberg

James V. Harkness

Frank J. Jones, Ph.D.

Gary Katz

John A. Koltes, III

David Krell

Mark P. Kritzman

Jason Lehman

John F. Marshall, Ph.D.

Sarah A. Miller

Amit Muni

William A. Porter

Carleton Day Pearl

Ivers W. Riley

Richard R. Schmalensee, Ph.D.

Michael J. Simon

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EXHIBIT A

[Form of Lock-up Letter]

                    , 2005

Goldman, Sachs & Co.

UBS Securities LLC

c/o Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

Dear Sirs and Mesdames:

The undersigned understands that Goldman, Sachs & Co. and UBS Securities LLC propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with International Securities Exchange, Inc., a Delaware corporation (the “Company”), and the Selling Shareholders named in Schedule I thereto, providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule II to the Underwriting Agreement (the “Underwriters”), including Goldman, Sachs & Co. and UBS Securities LLC, of shares (the “Shares”) of the Class A Common Stock, $.01 par value, of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of each of Goldman, Sachs & Co. and UBS Securities LLC on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”) (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, (b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift or gifts or by will or intestacy, including transfers to a trust where the beneficiaries of such trust are comprised solely from a group consisting of the undersigned and immediate family members of the undersigned or (c) distributions or transfers of shares of Common Stock or any security convertible into Common Stock to limited partners, stockholders or controlled affiliates of the undersigned; provided that in the case of any transfer or distribution pursuant to clauses (b) or (c), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) the undersigned shall not be required to, and shall not voluntarily, file a report under Section 16(a) of the Securities Exchange Act of 1934, reporting a

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reduction in beneficial ownership of shares of Common Stock during the restricted period referred to in the foregoing sentence. For purposes of clause (b) of the immediately preceding sentence, “immediate family member” of a person means the spouse, lineal descendants, father, mother, brother, sister, father-in-law, mother-in-law, brother-in-law and sister-in-law of such person. In addition, the undersigned agrees that, without the prior written consent of each of Goldman, Sachs & Co. and UBS Securities LLC on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

If:

(1)	during the last 17 days of the 90-day restricted period the Company issues a earnings release or material news or a material event relating to the Company occurs; or

(2)	prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period,

the restrictions imposed by this letter shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

It is understood that if the Company (i) withdraws its registration statement on Form S-1 or (ii) the Underwriting Agreement shall terminate or be terminated, in each case prior to payment for and delivery of the Common Stock, the undersigned and its permitted transferees will be released from their respective obligations hereunder.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

(Name)

(Address)

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